 Exhibit 10.11

TERMINATION AND RELEASE OF MANAGEMENT AGREEMENT

THIS TERMINATION AND RELEASE OF MANAGEMENT AGREEMENT ("Termination") is executed as of February 28, 2011, by and among University General Hospital, LP, a Texas limited partnership ("UGH") and Ascension Physician Solutions, LLC, a Texas limited liability company ("APS")(collectively, the "Parties").

W I T N E S S E T H:

WHEREAS, UGH and APA entered into that certain Management Agreement dated July 1, 2006 (the "Management Agreement"), pursuant to which, among other things, APS has provided (itself and through subcontractors) management services to University General Hospital located at 7501 Fannin Street, Houston, Texas (the “Hospital”); and

WHEREAS, the Parties wish to terminate the Management Agreement and release each other from any and all obligations thereunder subject to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Defined Terms.  Capitalized terms not otherwise defined herein have the meanings given to them in the Management Agreement.

2. Termination of Management Agreement.  The Parties hereby terminate the Management Agreement in all respects effective February 28, 2011.  Except for payroll obligations covering periods prior to April 1, 2011 in the amount of $101,000 for which UGH is responsible and as expressly provided herein, (a) all obligations of UGH to APS arising out of the Management Agreement are hereby satisfied, discharged and terminated in all respects, and (b) all obligations of APS to UGH are hereby satisfied, discharged and terminated in all respects.  Each of the Parties hereby waives all required notice periods required by the Management Agreement.

3. Assumption of APS Loan Obligations. To induce APS to agree to the terms of this Termination, UGH hereby assumes APS’ loan obligations to each of Octavio Calvillo and Moien Butt.  The Parties agree that as of the date hereof, the amount of the obligation to Octavio Calvillo being assumed by UGH is $280,000and the amount of the obligation to Moien Butt being assumed by UGH is $460,000 .

4. Termination of Inter-company Loan and Debt Obligations. Any and all loans made by APS to UGH during the term of the Management Agreement are hereby terminated, cancelled and otherwise deemed satisfied in all respects. Similarly, any all loans made by UGH to APS during the term of the Management Agreement are hereby terminated, cancelled and otherwise deemed satisfied in all respects.

5. Issuance of UGH Partner Units. To further induce APS to agree to the terms of this Termination, UGH hereby issues to APS a number of limited partner units equal to five (5%) of the total outstanding partnership units of UGH on a fully-diluted basis as of the date hereof. UGH agrees that such units being issued to APS are fully-paid and validly issued units of UGH. University Hospital Systems, LLP, a Delaware limited liability partnership and general partner of UGH (“UHS”) is executing this agreement, in its capacity as the general partner of UGH, to evidence its approval of the issuance of such units to APS.

6. Confidentiality of Information.  As a result of APS’ relationship with UGH and its affiliates, APS has received or has had access to business plans, business models, proprietary technologies, proprietary lists of customers, physicians, strategic partner candidates, plans and arrangements regarding possible transactions, financial and operational projections, terms of management, employment and consulting agreements, and other information of competitive or proprietary value to UGH and its affiliates (collectively, the "Information").  APS shall keep its knowledge of the Information confidential, shall not disclose the Information in whole or in part to any person, and shall not use the Information for any purpose adverse to the interests of UGH or any of its affiliates, including any use for the purpose of competing with UGH, whether in connection with the development of health care facilities or otherwise.  For purposes of this paragraph, however, the Information shall not include any information concerning UGH or its affiliates which (i) is now or hereafter becomes generally available to the public other than as a result of a disclosure by UGH or its affiliates or representatives, (ii) becomes available to APS from a source which is under no obligation of secrecy or confidentiality to UGH or its affiliates or (iii) is required to be disclosed in connection with any administrative, judicial or governmental investigation or proceeding.

7. Mutual Releases of Obligations.  In addition to the agreements herein, with regard to claims, disputes, and causes of action arising in connection with the Management Agreement, the Parties hereto have agreed to compromise and settle any and all disputes and controversies among such Parties without any of such parties admitting liability or fault as provided below:

(a) APS, for itself and its affiliates, successors and assigns, does hereby release, remit and forever discharge UGH, its successors and assigns, and their respective employees, officers, directors, stockholders, members, partners and affiliates, from all or any actions, causes of action, suits, debts, contracts, agreements, controversies, promises, claims and demands, of whatsoever nature and kind, in law or in equity, which it ever had or may now have against it, or any of them, for any and all injuries, harm, damages, penalties, costs, losses, expenses, attorneys fees, liabilities or other detriments, if any, whatsoever and whenever incurred, suffered or claimed by APS arising out of or relating to the Management Agreement or any activities and undertakings in relation thereto; save and except the obligations of UGH in favor of APS set forth in this Termination.

(b) UGH, for itself and its affiliates, successors and assigns, does hereby release, remit and forever discharge APS, and its successors and assigns, and its respective employees, officers, directors, stockholders, members, partners and affiliates, from all or any actions, causes of action, suits, debts, contracts, agreements, controversies, promises, claims and demands, of whatsoever nature and kind, in law or in equity, which any of them ever had or may now have against them, or any of them, for any and all injuries, harm, damages, penalties, costs, losses, expenses, attorneys fees, liabilities or other detriments, if any, whatsoever and whenever incurred, suffered or claimed

(c) by UGH arising out of or relating to the Management Agreement, or any activities and undertakings in relation thereto; save and except the obligations of APS in favor of UGH set forth in this Termination.

8. Miscellaneous.  This Termination shall be governed by the laws of the State of Texas applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of laws.

(a) Where the text requires, words in the singular shall be deemed to include the plural and vice-versa, and words of any gender shall be deemed to include any and all genders.

(b) This Termination shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Parties.

(c) Upon request, each of APS and UGH agrees to promptly execute and deliver such further instruments, certificates or other documents as APS or UGH, or their respective assigns, may reasonably request to give full effect to the matters set forth herein.

(d) This Termination may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE IMMEDIATELY FOLLOWS

IN WITNESS WHEREOF, this Termination and Release of Agreement has been executed as of the date and year first above written.

UGH:

UNIVERSITY HOSPITAL

SYSTEMS, LLP

By:    /s/ Kelly Riedel
Kelly Riedel, COO

UNIVERSITY GENERAL HOSPITAL, LP

By:      /s/ Kelly Riedel
Kelly Reidel, CEO

APS:

ASCENSCION PHYSICIAN SOLUTIONS LLC

By:     /s/ Hassan Chahadeh
Name:  Hassan Chahadeh, M.D.
Title:  Managing Member